SEPARATION BENEFITS AGREEMENT

     THIS SEPARATION BENEFITS AGREEMENT (the "Agreement") is made as of this 2nd day of October, 2006, by and between FIRST NATIONAL BANK OF CHESTER COUNTY, a wholly-owned subsidiary of First Chester County Corporation and a national banking association with its principal offices located at 9 North High Street, West Chester, Pennsylvania (hereinafter referred to as the "Bank") and CLAY T. HENRY, an individual residing at 319 Vista Drive, Phoenixville, PA 19460 (hereinafter referred to as "Executive").

                                   BACKGROUND

     WHEREAS, the Bank desires to employ Executive as the Executive Vice President of Trust and Wealth Advisory Services of the Bank and to provide certain benefits to Executive in connection with such employment;

     WHEREAS, Executive is desirous of securing such employment and such benefits on the terms and conditions set forth herein; and

     WHEREAS,  in  consideration  of the  receipt  of such  employment  and such
benefits,   Executive  is  willing  to  be  bound  by  certain  non-compete  and non-disclosure obligations as set forth herein;

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter set forth, the parties, intending to be legally bound hereby agree as follows:

TERM OF AGREEMENT.
------------------

     This Agreement is effective as of the latest to occur of the following dates:

     (a) the date this Agreement is executed and delivered by both Executive and the Bank,

     (b)  the date on which Executive's employment as Officer commences, or

     (c) the date set forth above. This Agreement will continue in effect as long as Executive is actively employed by the Bank, unless Executive and the Bank agree in writing to termination of this Agreement.

TERMINATION COMPENSATION.
-------------------------

     If Executive's employment with the Bank is terminated without "Cause" (as defined in Section 6) at any time, Executive will receive the "Termination Benefits" (as defined in Section 3). Executive will also receive the Termination Benefits if Executive terminates his or her employment for "Good Reason" (as defined in Section 5).

     In order to receive the Termination Benefits, Executive must execute a general release and waiver of claims that Executive may have against the Bank, its directors, officers, employees or other affiliates as may be requested by the Bank.

     The Termination Benefits will be paid to Executive under the terms and conditions hereof, without regard to whether Executive looks for or obtains alternative employment following Executive's termination of employment with the Bank.

TERMINATION BENEFITS DEFINED.
-----------------------------

     For purposes of this Agreement, the term "Termination Benefits" will mean and include the following:

     For a period of one year from Executive's termination (the "Benefit Period"), payment of Executive's base salary on the same basis that Executive was paid immediately prior to Executive's termination; Payment of any bonus Executive would otherwise be eligible to receive for the year in which Executive's termination occurs and for that portion of the following year which is included in the Benefit Period, such bonus to be calculated and paid as provided below; and

     Continuation during the Benefit Period of all fringe benefits that Executive was receiving immediately prior to Executive's termination, including, without limitation, life, disability, accident and group health insurance benefits coverage for Executive and Executive's immediate family ("Fringe Benefits"), such Fringe Benefits to be provided on substantially the same terms and conditions as they were provided immediately prior to Executive's termination.

     The bonus component of Executive's Termination Benefits will equal the sum of (i) the bonus to which Executive would have been entitled for the year during which Executive's termination occurs (calculated after annualizing the Bank's consolidated financial results through the date of termination if such bonus is based upon a percentage of profits) (the "Annual Amount"), and (ii) an amount equal to the product of (x) the Annual Amount times (y) a fraction the numerato r of which is the number of days in the year following termination which is included in the Benefit Period and the denominator of which is 365 (the "Prorated Amount"). Both the Annual Amount and the Prorated Amount will be paid to Executive not later than March 31st of the year following Executive's termination.

     Notwithstanding the foregoing, if Executive terminates his or her employment for Good Reason, Executive's Termination Benefits will be based upon the Executive's salary, bonus and benefits immediately prior to the event that gives rise to Executive's right to receive Termination Benefits under this Agreement.

     The Bank does not intend to provide duplicative Fringe Benefits. Consequently, Fringe Benefits otherwise receivable pursuant to this Section will be reduced or eliminated if and to the extent that Executive receives comparable Fringe Benefits from any other source (for example, another employer); provided, however, that Executive will have no obligation to seek, solicit or accept employment from another employer in order to receive such benefits.

CHANGE OF CONTROL DEFINED.
--------------------------

     For purposes of this Agreement, a "Change of Control" will be deemed to have occurred upon the earliest to occur of the following events:

     the date the shareholders of the Bank (or the Board of Directors, if shareholder action is not required) approve a plan or other
          arrangement   pursuant  to  which  the  Bank  will  be   dissolved  or
          liquidated;

     the date the shareholders of the Bank (or the Board of Directors, if shareholder action is not required) approve a definitive agreement to sell or otherwise dispose of all or substantially all of the assets of the Bank;

     the date the shareholders of the Bank (or the Board of Directors, if shareholder action is not required) and the shareholders of the other constituent corporation (or its board of directors if shareholder action is not required) have approved a definitive agreement to merge or consolidate the Bank with or into such other corporation, other than, in either case, a merger or consolidation of the Bank in which holders of shares of the c ommon stock of the Bank (the "Common Stock") immediately prior to the merger or consolidation will hold at least a majority of the ownership of common stock of the surviving corporation (and, if one class of common stock is not the only class of voting securities entitled to vote on the election of directors of the surviving corporation, a majority of the voting power of the surviving corporation's voting securities) immediately after the merger or consolidation, which common stock (and, if applicable, voting securities) is to be held in the same proportion as such holders' ownership of Common Stock immediately before the merger or consolidation;

     the date any entity, person or group, (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act")), other than the Bank or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Bank or any of its subsidiaries, shall have become the beneficial owner of, or shall have obtained voting control over, more than fifty percent (50%) of the outstanding shares of the Common Stock; or

     the first day after the date this Plan is adopted when directors are elected so that a majority of the Board of Directors shall have been members of the Board of Directors for less than twenty-four (24) months, unless the nomination for election of each new director who was not a director at the beginning of such twenty-four (24) month period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

     Notwithstanding any provision herein to the contrary, the filing of a proceeding for the reorganization of the Bank under Chapter 11 of the Federal Bankruptcy Code or any successor or other statute of similar import will not be deemed to be a Change of Control for the purpose of this Agreement.

GOOD REASON DEFINED.
--------------------

     For purposes of this Agreement, the term "Good Reason" will mean and include the following situations, provided that such situation shall not have occurred following any circumstance for which the Executive's employment may otherwise have been terminated for Cause:

     any material adverse change in Executive's status, responsibilities or Fringe Benefits;

     any failure to nominate or elect Executive as Executive Vice President of Trust and Wealth Advisory Services.

     causing or requiring Executive to report to anyone other than the President or Chairman of the Board of the Bank;

     assignment to Executive of duties materially inconsistent with Executive's position as Executive Vice President of Trust and Wealth Advisory Services;

     any reduction of Executive's annual base salary or annual bonus (or, if applicable, a change in the formula for determining Executive's annual bonus which would have the effect of reducing Executive's annual bonus as it would otherwise have been calculated immediately prior to the event that gives rise to Executive's right to receive Termination Benefits as provided in this Agreement) or other reduction in compensation or benefits, in any such event, having the effect of reducing Executive's annual base salary plus annual bonus by more than 10%); or

     requiring Executive to be principally based at any office or location more than 50 miles from the current offices of the Bank in West Chester, Pennsylvania;

     g)   a Change of Control as defined in Section 4 of this Agreement.

CAUSE DEFINED.
--------------

     For purposes of this Agreement, the term "Cause" will mean and include the following situations:

     Executive's conviction by a court of competent  jurisdiction of, or plea of guilty or nolo contendere to, any criminal offense involving dishonesty or breach of trust or any felony or crime involving moral turpitude or violation of the Securities Act of 1933 or the Securities Exchange Act of 1934, or the actual incarceration of Executive;

     Executive's failure to perform the duties reasonably assigned to Executive by the Board of Directors of the Bank, without reasonable cause or excuse, which failure or breach continues for more than ten days after written notice thereof is given to Executive;

     Executive's willful failure to follow the good faith lawful instructions of the Board of Directors of the Bank with respect to the operations of the Bank and the conduct of its officers;

     Executive's   intentional   violation  of  the  conditions  of  Executive's
          employment;

     Executive's dishonesty or gross negligence in the performance of his duties;

     Conduct on the part of the Executive that would bring discredit to the Bank if publicly disclosed;

     Executive's breach of fiduciary duty involving personal profit or benefit, directly or indirectly, to Executive's family, friends or affiliated entities;

     Executive's violation of any law, rule or regulation governing banks or bank officers or the recommendation or order issued by a bank regulatory authority that Executive be removed from employment with the Bank;

     A material breach by Executive of the Bank's Code of Conduct;

     Executive's unlawful discrimination, including harassment, against the Bank's employees, customers, business associates, contractors or visitors;

     Any final removal or prohibition order to which Executive is subject by a federal banking agency pursuant to Section 8(c) of the Federal Deposit Insurance Act;

     Any  act of fraud or misappropriation by Executive; or

     Intentional  misrepresentation  of a material fact, or intentional omission of information necessary to make the information supplied not materially misleading in any application or other information provided from time to time by the Executive to the Bank or any director, officer of other representative of the Bank in connection with the Executive's employment with the Bank and performance of Executive's duties as an employee of the Bank.

     This Agreement  and  Executive's   employment  shall  also  terminate  upon
          Executive's death or disability which renders Executive mentally or physically incapable of performing all of the essential functions of Executive's responsibilities as Executive Vice President of Trust and Wealth Advisory Services, taking into account any reasonable accommodation required by law, and such termination shall be deemed to be a termination by the Bank with Cause.

     Nothing in this Agreement shall be deemed to restrict the Bank's ability to terminate Executive's employment at any time in the Bank's sole discretion, and such employment shall be "at will".

CEILING ON BENEFITS.
--------------------

     Under the "golden parachute" rules in the Internal Revenue Code (the "Code") Executive will be subject to a 20% excise tax (over and above regular income tax) on any "excess parachute payment" that Executive receives following a Change in Control, and the Bank will not be permitted to deduct any such excess parachute payment. Very generally, compensation paid to Executive that is contingent upon a Change in Control will be considered a "parachute payment" if the present value of such consideration equals or exceeds three times Executive's average annual compensation from the Bank for the five years prior to the Change in Control. If payments are considered "parachute payments," then all such payments to Executive in excess of Executive's base annual compensation will be considered "excess parachute payments" and will be subject to the 20% excise tax imposed under Section 4999 of the Code.

     For example, if Executive's base annual compensation was $100,000, Executive could receive $299,000 following a Change in Control without payment of any excise tax. If Executive received $301,000 in connection with a Change in Control, however, the entire $301,000 would be considered a parachute payment and $201,000 of this amount would be considered an excess parachute payment subject to excise tax.

     In order to avoid this excise tax and the related adverse tax consequences for the Bank, by signing this Agreement, Executive agrees that the Termination Benefits payable to Executive under this Agreement will in no event exceed the maximum amount that can be paid to Executive without causing any portion of the amounts paid or payable to Executive by the Bank following a Change in Control, whether under this Agreement or otherwise, to be considered an "excess parachute payment" within the meaning of Section 280G(b) of the Code.

     If the Bank believes that these rules will result in a reduction of the payments to which Executive is entitled under this Agreement, it will so notify Executive within 60 days following delivery of the "Notice of Termination" described in Section 8. If Executive wishes to have such determination reviewed, Executive may, within 30 days of the date Executive is notified of a reduction of payments, ask that the Bank retain, at its expense, legal counsel, certified public accountants, and/or a firm of recognized executive compensation consultants (an "Outside Expert") to provide an opinion concerning whether, and to what extent, Executive's Termination Benefits must be reduced so that no amount payable to Executive by the Bank (whether under this Agreement or otherwise) will be considered an excess parachute payment.

     The Outside Expert will be as mutually agreed by Executive and the Bank, provided that if we are not able to reach a mutual agreement, the Bank will select an Outside Expert, Executive will select an Outside Expert, and the two Outside Experts will select a third Outside Expert to provide the opinion required under this Section. The determination of the Outside Expert will be final and binding, subject to any contrary determination made by the Internal Revenue Service.

     If the Bank believes that Executive's Termination Benefits will exceed the limitation contained in this Section, it will nonetheless make payments to Executive, at the times stated above, in the maximum amount that it believes may be paid without exceeding such limitation. The balance, if any, will then be paid after the opinion of the Outside Expert has been received.

     If the amount paid to Executive by the Bank following a Change in Control is ultimately determined, pursuant to the opinion of the Outside Expert or by the Internal Revenue Service, to have exceeded the limitation contained in this Section, the excess will be treated as a loan to Executive by the Bank and will be repayable on the 90th day following demand by the Bank, together with interest at the "applicable federal rate" provided in Section 1274(d) of the Code.

     In the event that the provisions of Sections 280G and 4999 of the Code are repealed without successor provisions, this Section will be of no further force or effect.

TERMINATION NOTICE AND PROCEDURE.
---------------------------------

     Any termination by the Bank or Executive of Executive's employment will be communicated by written Notice of Termination to Executive, if such Notice of Termination is delivered by the Bank, and to the Bank, if such Not ice of Termination is delivered by Executive, all in accordance with the following procedures:

     The Notice of Termination will indicate the specific termination provision in this Agreement relied upon, if applicable, and will set forth in reasonable detail the facts and circumstances alleged to provide a basis for such termination.

     Any Notice of Termination by the Bank will be in writing signed by the Chairman of the Board of the Bank or the President of the Bank.

     If the Bank furnishes Executive with a Notice of Termination, or if Executive furnishes the Bank with a Notice of Termination, then the date of Executive's termination will be the date such Notice of Termination is deemed given pursuant to Section 14 of this Agreement.

DEFERRAL OF PAYMENTS.
---------------------

     To the extent that any payment under this Agreement, when combined with all other payments received during the year that are subject to the limitations on deductibility under Section 162(m) of the Code, exceeds the limitations on deductibility under Section 162(m) of the Code, such payment will, in the discretion of the Bank, be deferred to the next succeeding calendar year. Such deferred amounts will be paid no later than the 60th day after the end of such next succeeding calendar year, provided that such payment, when combined with any other payments subject to the Section 162(m) limitations received during the year, does not exceed the limitations on deductibility under Section 162(m) of the Code.

COMPETITION.
------------


     During the Term of this Agreement and for a period of one (1) year following termination thereof, for any reason whatsoever, Executive shall not, directly or indirectly: (a) be employed by any other bank or similar financial institution doing business in Chester County, Pennsylvania; (b) on behalf of a competing bank or similar financial institution, solicit, engage in, or accept business or perform any services for any organization or individual that at any time during the one (1) year ending with Executive's termination was a Bank client, customer or affiliate, or a source of business with which or who Executive dealt or had any contact during the term of Executive's employment with the Bank; (c) solicit any employee of the Bank for the purpose of inducing such employee to resign from the Bank; nor (d) induce or assist others in engaging in the activities described in subparagraphs (a) through (c) above. Notwithstanding the foregoing if Executive's employment is terminated within two years following a Change of Control (as defined in Section 4), the provisions of clause (a) of the prior sentence shall be null and void and Executive shall be entitled to be employed by any bank or financial institution doing business in Chester County, Pennsylvania or in any other location.


DISCLOSURE OF CONFIDENTIAL INFORMATION.
---------------------------------------

     During the period during which Executive is employed by the Bank and following the voluntary or involuntary termination of Executive's employment with the Bank for any reason whatsoever, Executive shall not use for any non-Bank purpose or disclose to any person or entity any confidential information acquired during the course of employment with the Bank. Executive shall not, directly or indirectly, copy, take, or remove from the Bank's premises, any of the Bank's books, records, customer lists, or any other documents or materials. The term "confidential information" as used in this Agreement includes, but is not limited to, records, lists, and knowledge of the Bank's customers, suppliers, methods of operation, processes, trade secrets, methods of determination of prices and rates, financial condition, as the same may exist from time to time.

SUCCESSORS.
-----------

     The Bank will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Bank or any of its subsidiaries to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Bank would be required to perform it if no such succession had taken place. Failure of the Bank to obtain such assumption and agreement prior to the effectiveness of any such succession will be a breach of this Agreement and will entitle Executive to compensation in the same amount and on the same terms to which Executive would be entitled hereunder if Executive terminates his or her employment for Good Reason, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective will be deemed the date of Executive's termination. As used in this agreement "the Bank" will mean "the Bank" as hereinbefore defined and any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law or otherwise.

BINDING AGREEMENT.
------------------

     This Agreement will inure to the benefit of and be enforceable by Executive and Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amount would still be payable to Executive hereunder had Executive continued to live, all such amounts, unless otherwise provided herein, will be paid in accordance with the terms of this Agreement to Executive's devisee, legatee or other designee or, if there is no such designee, to Executive's estate.

NOTICES.
--------

     For purposes of this Agreement, notices and all other communications provided for in this Agreement will be in writing and will be deemed to have been duly given when personally delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to Executive at the last address Executive has filed in writing with the Bank or, in the case of the Bank, at its main office, attention of the Chairman of the Board of Directors, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address will be effective only upon receipt.

MISCELLANEOUS.
--------------

     No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and the Chairman of the Board of the Bank. No waiver by either party hereto at any time of any breach by th e other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party will be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement will be governed by the laws of the State of Pennsylvania without regard to its conflicts of law principles. All references to sections of the Exchange Act or the Code will be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder will be paid net of any applicable withholding required under federal, state or local law. The obligations of the Bank that arise prior to the expiration of this Agreement will survive the expiration of the term of this Agreement.

VALIDITY.
---------

     The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, which will remain in full force and effect.

COUNTERPARTS.
-------------

     This Agreement may be executed in several counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

EXPENSES.
---------

     If a good faith dispute arises with respect to the enforcement of Executive's rights under this Agreement or if any arbitration or legal proceeding is brought in good faith to enforce or interpret any provision contained herein, or to recover damages for breach hereof, each party shall be responsible for his, her or its own attorneys' fees, costs and disbursements incurred as a result of such dispute or legal proceeding.

PAYMENT OBLIGATIONS ABSOLUTE.
-----------------------------

     The Bank's obligation to pay Executive the Termination Benefits in accordance with the provisions herein will be absolute and unconditional and will not be affected by any circumstances; provided, however, that the Bank may apply amounts payable under this Agreement to any debts owed to the Bank by Executive on the date of Executive's termination. All amounts payable by the Bank in accordance with this Agreement will be paid without notice or demand. If the Bank has paid Executive more than the amount to which Executive is entitled under this Agreement, the Bank will have the right to recover all or any part of such overpayment from Executive or from whomsoever has received such amount.

SPECIFIC PERFORMANCE.
---------------------

Executive acknowledges and agrees that the Bank's remedies at law for a breach of any of the provisions of Section 10 or Section 11 would be inadequate and the Bank would suffer irreparable damages as a result of such breach. In recognition of this fact, Executive agrees that, in the event of such a breach, in addition to any remedies at law, the Bank, without posting any bond, shall be entitled to cease making any payments or providing any benefit otherwise required by this Agreement and obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available; provided, however, that if the Bank does not institute and prevail in an action to obtain such an equitable remedy, the Bank shall re-pay and otherwise reimburse Executive for the payments and benefits which the Bank ceased making or providing, and interest on such payments at the Bank's prime rate.

ENTIRE AGREEMENT.
-----------------

     This Agreement sets forth the entire agreement between Executive and the Bank concerning the subject matter discussed in this Agreement and supersedes all prior agreements, promises, covenants, arrangements, communications, representations, or warranties, whether written or oral, by any officer, employee or representative of the Bank. Any prior agreements or understandings with respect to the subject matter set forth in this Agreement are hereby terminated and canceled.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.


FIRST NATIONAL BANK OF CHESTER COUNTY


By:             /s/Deborah R. Pierce
                --------------------------
                Deborah R. Pierce
                Executive Vice President
                Human Resources and Administration




                                                     /s/Clay T. Henry
                                                     -------------
                                                     CLAY T. HENRY